CTS Corporation
Form 10-Q/A
First Quarter 2006

EXHIBIT (10)(a)

CTS Corporation Pension Plan Amendments
Effective April 1, 2006

Section 1.1 of the CTS Corporation Pension Plan (the “Plan”), Establishment of the Plan, shall be revised to add the following paragraph:

The Asheville Division Plan document was amended in 1986 to freeze the Asheville Division Plan upon the closure of CTS’ Asheville, North Carolina plant. This plan document, including Appendix C, the prior Resistor Network Division Plan document, was amended effective April 1, 2006, to close the Plan to new participants, including employees who are hired or re-hired or would otherwise become eligible to participate in the Plan, on or after that date.

The last sentence of Section 1.3 of the Plan, Applicability, shall be revised to read as follows:

The rights, duties eligibility for benefits and amounts of benefits, if any, for each former Employee and for each retired Employee, including the Spouse of any such Employee receiving, or who may become eligible to receive, any benefit under the Plan, has been, or shall be, determined in accordance with the Plan as in effect on the date of the first to occur of the following events, provided the Employee is entitled to receive a benefit at the time of such event (a)Employee’s termination of employment with the Company and Subsidiaries, (b) retirement from employment with the Company and Subsidiaries, or (c) death.

The first sentence of Section 2.1 (p) of the Plan, Definitions, shall be revised to read as follows:

“Employee” means a person, who is either employed to work or who in fact does work 1,000 or more Hours of Service for an Employer on monthly salary pay status during his first year of employment, which is a period of twelve consecutive months beginning on the date an Employee is first credited with an Hour of Service, or, thereafter, during the Plan Year; provided, however, that the first Plan Year shall include the last day of the Employee's first year of employment and provided that the person is first employed by an Employer on or before March 31, 2006. “Employee” shall exclude a person who is employed or re-employed by the Employer on or after April 1, 2006, or a person employed by the Employer prior to April 1, 2006 who has not satisfied the eligibility requirements herein on or before March 31, 2006.

The first sentence of Section 2.1 (bb) of the Plan, Definitions, shall be revised to read as follows:

"Pay" means the total of all amounts of cash paid to an Employee by the Employer for personal services, including pre-tax and after-tax payroll deductions, commissions, incentive bonuses and short term disability benefits, but excluding compensation paid in a form other than cash and all special or unusual compensation including but not limited to compensation for the reimbursement of expenses, retention bonuses, patent awards, severance payments, tuition reimbursements and Long Term Disability Plan benefits.

Section 2.1(jj) of the Plan, Definitions, “Service Date” shall be deleted.

The first sentence of Section 4.2 of the Plan, Credited Service, shall be revised to read as follows:

An Employee's Years of Credited Service will be used to calculate an Employee's benefit accruals and monthly benefits and will be the sum of an Employee's credited past Service and credited future Service, provided that if an Employee’s service with an Employer terminates on or after April 1, 2006 or an Employee incurs a Break-in-Service on or after April 1, 2006 the Employee shall not receive Credited Service for any Service following the termination of employment or Break-in-Service.

The first sentence of Section 4.4 of the Plan, Future Service, shall be revised to read as follows:

Commencing on the Effective Date of his Employer except as provided in Section 4.2, an Employee will be credited for future Service in each Plan Year prior to his retirement at the rate of:

Section 4.5 of the Plan, Breaks in Service, (c)(ii) shall be revised to read as follows:

(ii)
the Employee's pre-break Vested Credited Service and Credited Service shall not be taken into account if the number of consecutive one-year Breaks-in-Service equals or exceeds the greater of five or the aggregate number of years of Vested Credited Service before such Breaks-in-Service; provided, however, that such aggregate number of years of Vested Credited Service shall not include any such Service disregarded under the preceding sentence by reason of prior Breaks-in- Service. . If such an Employee's pre-break Vested Credited Service and Credited Service cannot be disregarded pursuant to this Subsection 4.5(c)(ii), such an Employee’s Vested Credited Service and Credited Service shall be restored upon reemployment and Employee shall be entitled to earn future Vested Credited Service, but no Credited Service, following re-employment.

Subsection (e) shall be added to Section 4.5 of the Plan, Breaks in Service, as follows:

(e)	An employee who incurs a Break-in-Service or termination of employment on or after April 1, 2006 will not receive Credited Service for any Service after April 1, 2006.

The first sentence of Section 4.8, of the Plan, Transfers to Monthly Salary Pay Status of an Employer, shall be amended to read as follows:

An employee of the Company who is transferred to monthly salary pay status with an Employer from another pay status with the Company on or before March 31, 2006 and thereby becomes an Employee under this Plan, shall be credited with Vested Credited Service, but no Credited Service, under this Plan at the rate of one year of Vested Credited Service for each Plan Year during which the Employee has been credited with 1,000 or more Hours of Service with the Company subject to the provisions of Subsection 4.5 of the Plan and further subject to the period of severance rules of the Plan as effective during periods of the Employee's prior Service.

The following shall be added as the last sentence of Section 4.8 of the Plan, Transfers to Monthly Salary Pay Status of an Employer:

No Vested Credited Service or Credited Service under this Plan shall be credited to an employee who is transferred to monthly salary pay status with the Company on or after April 1, 2006.

The first sentence of Section 4.9 of the Plan, Transfers from an Employer, shall be amended to read as follows:

An Employee of an Employer who is transferred from monthly salary pay status with an Employer to another pay status with the Company, or who is transferred to a subsidiary, division or affiliate of the Company which is not an Employer hereunder, and thereby becomes ineligible to continue participation in this Plan, shall retain all Vested Credited Service and Credited Service under this Plan, and will continue to receive Vested Credited Service, but not Credited Service subject to the provisions of Subsection 4.5, for all subsequent Service with the Company.

The first sentence of Section 4.10 of the Plan, Transfers to an Employer, shall be amended to read as follows:

An employee who is transferred from monthly salaried pay status with a subsidiary, division or affiliate of the Company which is not an Employer to an Employer hereunder, on or before March 31, 2006, and thereby becomes an Employee under this Plan, shall be credited with Vested Credited Service, but no Credited Service, under this Plan at the rate of one year of Vested Credited Service for each Plan Year during which the Employee has been credited with 1,000 or more Hours of Service with the Company, subject to the provisions of Subsection 4.6 of the Plan and further subject to the period of severance rules of the Plan as effective during the periods of the Employee's prior Service.

Section 4.10 of the Plan, Transfers to an Employer, shall be amended to add the following sentence:

No Vested Credited Service or Credited Service under this Plan shall be credited to an employee who is transferred from monthly salaried pay status with a Subsidiary, division or affiliate of the Company which is not an Employer to an Employer hereunder on or after April 1, 2006.

Section 11.3(c), Review of Denial of Claims in General, shall be amended to add the following sentence:

No legal action may be commenced or maintained against the Plan more than ninety (90) days after the Plan Administrator’s decision on review.

Section 11.3(d), Supplemental Procedures for Review of Denial of Claims for Disability Pension Benefits, shall be amended to add the following sentence:

No legal action may be commenced or maintained against the Plan more than ninety (90) days after the Plan Administrator’s decision on review.